UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 2, 2026

NEUTRON HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-43374	81-4870517
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
444 Townsend Street, First Floor
San Francisco, California 94107
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (415) 449-4139

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LIME	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On July 2, 2026, Neutron Holdings, Inc. (the “Company”) entered into a new $200.0 million senior secured revolving credit facility (the “Credit Facility”) pursuant to a credit agreement (the “Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), and the lenders from time to time party thereto. As of the date hereof, there was no amount borrowed under the Credit Facility.
The Credit Facility will be secured by liens on substantially all of the assets of the Company, including the intellectual property of the Company and the equity interests of certain of the Company’s direct subsidiaries.
The Credit Agreement contains certain affirmative and negative covenants, including, among other things, restrictions on indebtedness, liens on assets, issuance of preferred equity interests, fundamental changes and asset sales, investments, negative pledges, repurchase of stock, dividends and other distributions, sale and leaseback transactions, and transactions with affiliates. In addition, the Credit Agreement also contains financial covenants that require the Company to not exceed a maximum total net leverage ratio for any period of four consecutive fiscal quarters ending on the last day of any fiscal quarter, commencing with the fiscal quarter ending September 30, 2026, of 3.25 to 1.00 and to maintain a minimum fixed charge coverage ratio for any period of four consecutive fiscal quarters ending on the last day of any fiscal quarter, commencing with the fiscal quarter ending September 30, 2026, of no less than 1.25 to 1.00.
Borrowings under the Credit Facility are available as Term SOFR or base rate loans. Base rate loans under the Credit Facility accrue interest at an alternate base rate plus an applicable margin, and Term SOFR loans accrue interest at a forward-looking rate based on SOFR plus an applicable margin, each of which is set forth in the Credit Agreement. The alternate base rate represents the greater of (i) the prime rate, (ii) the Federal Reserve Bank of New York overnight rate plus 0.5% and (iii) the one-month Term SOFR rate plus 1.0%. The applicable rate for base rate and Term SOFR loans is tied to a pricing grid based on the Company’s total net leverage ratio. The applicable rate spread for base rate and Term SOFR loans ranges from 0.50% to 1.25% and 1.50% to 2.25%, respectively.
The Credit Facility also has a variable commitment fee, which is based on the Company’s total net leverage ratio. The commitment fee ranges from 0.25% to 0.40% per annum. The Company is obligated to pay a fixed fronting fee for letters of credit not to exceed 0.125% per annum.
Amounts borrowed under the Credit Facility may be repaid and re-borrowed through its maturity in July 2031.
The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the copy of such agreement that is filed herewith as Exhibit 10.1 and is incorporated herein by reference.
Item 1.02 Termination of a Material Definitive Agreement.
The Company used a portion of the net proceeds received by the Company in the initial public offering (the “IPO”) of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), to repay in full all amounts outstanding under its senior secured term loan facility, in an aggregate principal amount of $115.0 million, provided for by that certain credit agreement, dated as of October 5, 2023 (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time, the “Diameter Credit Agreement”), by and among the Company, the lenders party thereto, Alter Domus (US) LLC, as administrative agent, and Diameter Finance Administration LLC, as collateral agent.
Following such repayment, the Company’s obligations under the Diameter Credit Agreement were terminated and all liens, security interests and guarantees securing or guaranteeing such obligations were released, including those set forth in that certain Guaranty, dated October 5, 2023, by Uber Technologies, Inc. in favor of and for the benefit of Alter Domus (US) LLC, as initial administrative agent, and Diameter Finance Administration LLC, as collateral agent.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information described in Item 1.01 above relating to the Credit Agreement is incorporated herein by reference into this Item 2.03.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Amendment and Restatement of Certificate of Incorporation
On July 2, 2026, the Company filed an amended and restated certificate of incorporation (the “Restated Certificate”) with the Secretary of State of the State of Delaware in connection with the closing of the IPO. The Company’s board of directors and stockholders previously approved the Restated Certificate to be effective immediately prior to the closing of the IPO.
Amendment and Restatement of Bylaws
On July 2, 2026, the Company’s amended and restated bylaws (the “Restated Bylaws”) became effective in connection with the closing of the IPO. The Company’s board of directors and stockholders previously approved the Restated Bylaws to be effective immediately prior to the closing of the IPO.
A description of the material terms of the Restated Certificate and Restated Bylaws can be found in the section of the Company’s registration statement on Form S-1 (File No. 333-295679) entitled “Description of Securities,” and is incorporated herein by reference. The descriptions of the Restated Certificate and the Restated Bylaws are qualified in their entirety by reference to the complete terms and conditions of the Restated Certificate and the Restated Bylaws, which are attached hereto as Exhibits 3.1 and 3.2, respectively, and incorporated herein by reference.
Item 8.01 Other Events.
On July 2, 2026, the Company completed its initial public offering of an aggregate of 6,956,522 shares of Common Stock at a price to the public of $25.00 per share, 6,679,791 of which shares were sold by the Company and 276,731 of which shares were sold by certain selling stockholders. The gross proceeds to the Company from the initial public offering were approximately $167 million, before deducting underwriting discounts and commissions and estimated offering expenses payable by the Company. The Company did not receive any proceeds from the sale of shares of Common Stock in the offering by the selling stockholders.
Item 9.01 Financial Statements and Exhibits.
(d) The following exhibits are being filed herewith:

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Neutron Holdings, Inc.
3.2	Amended and Restated Bylaws of Neutron Holdings, Inc.
10.1^	Credit Agreement, dated July 2, 2026, by and among Neutron Holdings, Inc., the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.
______________________
^   Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUTRON HOLDINGS, INC.

Date: July 6, 2026	By:	/s/ Ann Gugino
Ann Gugino
Chief Financial Officer